Smith Barney Allocation Series Inc.
125 Broad Street
New York, NY 10004




CERTIFICATION





I, Richard L. Peteka, certify that:

1.	I have reviewed this report on Form N-SAR of Smith Barney
Allocation Series Inc. (on behalf of Balanced Portfolio,
Conservative Portfolio, Global Portfolio, Growth Portfolio, High
Growth Portfolio, Income Portfolio, Select Balanced Portfolio,
Select Growth Portfolio, Select High Growth Portfolio);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

September 27, 2002



/s/ Richard L. Peteka

Richard L. Peteka
Treasurer and Chief Financial Officer